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Exhibit 21.1

Flowserve Corporation
List of Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation	Percentage Owned
Flowserve Argentina S.A.	Argentina	100%
Flowserve Australia Pty. Ltd.	Australia	100%
Flowserve (Austria) G.m.b.H	Austria	100%
ARS N.V.	Belgium	100%
ARS Loheren N.V.	Belgium	100%
Flowserve Flow Control Benelux S.A.	Belgium	100%
Flowserve FSD N.V.	Belgium	100%
Flowserve RED S.A.	Belgium	100%
Flowserve SRD N. V.	Belgium	100%
Flowserve Ltda do Brazil	Brazil	100%
Worcester Controls do Brasil Ltda.	Brazil	100%
Flowserve do Brasil Ltda.	Brazil	100%
Valtek Registros Ltda.	Brazil	100%
Flowserve Nova Scotia Holding Corp.	Canada	100%
Flowserve Canada Holding Corp.	Canada	100%
Flowserve Canada Ltd. Partnership	Canada	100%
Flowserve Canada Corp.	Canada	100%
Flowserve Chile S.A.	Chile	100%
Flowserve Shanghai Limited	China	100%
Flowserve Colombia S.A.	Colombia	100%
Flowserve Europe Holding ApS	Denmark	100%
Flowserve Finance ApS	Denmark	100%
Flowserve Finland OY	Finland	100%
Naval OY	Finland	100%
Flowserve France S.A.S.	France	100%
Flowserve S.A.S.	France	100%
Flowserve Sales International S.A.S.	France	100%
Flowserve Pleuger S.A.S.	France	100%
Flowserve Pompes S.A.S.	France	100%
Flowserve Flow Control S.A.S.	France	100%
Flowserve Polyvalves S.A.S.	France	100%
Worcester Controls France SARL	France	100%
Flowserve Ahaus GmbH	Germany	100%
Flowserve Essen GmbH	Germany	100%
Flowserve Dortmund Verwaltungs GmbH	Germany	100%
Flowserve Dortmund GmbH & Co. KG	Germany	100%
Deutsche Ingersoll-Dresser Pumpen GmbH	Germany	100%
IDP Pumpen GmbH	Germany	100%
Ingersoll-Dresser Pumpen GmbH	Germany	100%
IPSCO GmbH	Germany	100%
Pleuger Worthington GmbH	Germany	100%
Flowserve Flow Control GmbH	Germany	100%
Gestra GmbH	Germany	100%
PMV GmbH	Germany	100%
Argus GmbH	Germany	100%
Flowserve Microfinish Pumps Pvt. Ltd.	India	76%
Flowserve India Controls Pvt. Ltd.	India	100%

Flowserve Microfinish Valves Pvt. Ltd.	India	76%
Audco India Ltd.	India	50%
PT Flowserve	Indonesia	75%
Flowserve S.p.A.	Italy	100%
Ingersoll-Dresser Pumps S.p.A.	Italy	100%
Worthington S.p.A.	Italy	100%
Flowserve Japan K.K.	Japan	100%
Niigata Worthington Company Ltd.	Japan	50%
Niigata Equipment Maintenance Company Ltd.	Japan	100%
Flowserve SAAG Sdn. Bhd.	Malaysia	70%
Flowserve (Mauritius) Corporation	Mauritius	100%
Flowserve S.A. de C.V.	Mexico	100%
Flowserve B.V.	Netherlands	100%
Flowserve Repair & Services B.V.	Netherlands	100%
Flowserve International B.V.	Netherlands	100%
Flowserve Global Lending B.V.	Netherlands	100%
Flowserve Finance B.V.	Netherlands	100%
Invensys Flow Control Benelux B.V.	Netherlands	100%
Fabromatic B.V.	Netherlands	100%
Flowserve New Zealand Limited	New Zealand	100%
Gestra Polonia SP Zoo	Poland	100%
Flowserve Portuguesa, Mecanismos de Controlo de Fluxos, Lda	Portugal	100%
Flowserve Abahsain Co. Ltd.	Saudi Arabia	60%
Flowserve Pte. Ltd.	Singapore	100%
Flowserve Flow Control Ptd. Ltd.	Singapore	100%
Limitorque Asia Pte. Ltd.	Singapore	100%
Flowserve South Africa (Proprietary) Limited	South Africa	100%
Flowserve Spain S.A.	Spain	100%
Flowserve, S.A.	Spain	100%
Gestra Espanola S.A.	Spain	100%
Flowserve Sweden AB	Sweden	100%
NAF Industries AB	Sweden	100%
Palmstierna International AB	Sweden	100%
Palmstiernas Svenska AB	Sweden	100%
Palmstiernas Instrument AB	Sweden	100%
Flowserve S.A.	Switzerland	100%
Ingersoll-Dresser Pump AG	Switzerland	100%
Ingersoll-Dresser Pump Services Sarl	Switzerland	100%
Ingersoll-Dresser Pump S.A.	Switzerland	100%
Flowserve International S.A.	Switzerland	100%
Flowserve (Thailand) Ltd.	Thailand	100%
Flowserve International Limited	United Kingdom	100%
Flowserve Limited	United Kingdom	100%
Flowserve Pumps Ltd.	United Kingdom	100%
Flowserve Flow Control (UK)	United Kingdom	100%
IPSCO U.K. Limited	United Kingdom	100%

Flowserve UK Finance Ltd.	United Kingdom	100%
Flowserve Flow Control Ltd.	United Kingdom	100%
Audco Ltd.	United Kingdom	100%
PMV Controls Ltd.	United Kingdom	100%
Flowserve International, Inc.	U.S.—Delaware	100%
Flowserve US Inc.	U.S.—Delaware	100%
Flowserve Holdings, Inc.	U.S.—Delaware	100%
Flowserve Management Company (Business Trust)	U.S.—Delaware	100%
BW/IP New Mexico, Inc.	U.S.—Delaware	100%
CFM—V.R. Tesco Inc.	U.S.—Delaware	100%
PMV Inc.	U.S.—Delaware	100%
Flowcom Insurance Company, Inc.	U.S.—Hawaii	100%
Flowserve de Venezuela S.A.	Venezuela	100%
Hot Tapping & Plugging C.A.	Venezuela	100%

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  Exhibit 21.1
Flowserve Corporation List of Subsidiaries